EXHIBIT 5

OPINION OF OSWALD & YAP, APC

OSWALD & YAP
Lawyers
Michael A. Oswald
Calvin C.S. Yap
Lynne Bolduc
Richard T. Hsueh
Carol A. Gefis
John D. Tran
Hubert H. Kuo
Ruba R. Qashu
Min K. Chai
Zachary D. Reeves
William J. Edwards
Aisha Shelton Adam
David J. Williams
A Professional Corporation 16148 Sand Canyon Irvine, California 92618 Telephone (949) 788-8900 Telefax: (949) 788-8980
Northern California Office
One Maritime Plaza
Suite 1040
San Francisco, California 94111

Midwest Office
53 West Jackson Boulevard
Suite 1550
Chicago, Illinois 60604

Of Counsel
John Allured
Thomas G. Gardiner

July 28, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC 20549

Re: Score One, Inc.

Ladies and Gentlemen:

This office represents Score One, Inc., a Nevada corporation (the “Registrant”) in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 6,000,000 shares of the Registrant's common stock issuable under the Registrant’s 2006 Incentive and Nonstatutory Stock Option Plan (the “Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

We acknowledge that we are referred to under the heading "Legal Matters" in the Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

/s/ Oswald & Yap___
Oswald & Yap, APC